Exhibit 99.1

MTBC Declares Dividends on Non-Convertible Series A Cumulative Redeemable Perpetual Preferred Stock

SOMERSET, N.J., May 18, 2020 (GLOBE NEWSWIRE) - MTBC, Inc. (the “Company” or “MTBC”) (Nasdaq: MTBC) (Nasdaq: MTBCP), a leading provider of proprietary, cloud-based healthcare IT solutions and services, today announced that its Board of Directors has declared monthly cash dividends for its 11% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) for June, July and August 2020. This represents 58 consecutive months of dividends declared since the Series A Preferred Stock was initially sold in November 2015.

The following table shows the monthly dividends and associated record and payment dates:

	June 2020	July 2020	August 2020
Dividend per share	$0.22917	$0.22917	$0.22917
Ex-dividend date	June 29, 2020	July 30, 2020	Aug. 28, 2020
Record date	June 30, 2020	July 31, 2020	Aug. 31, 2020
Payment date	July 15, 2020	Aug. 17, 2020	Sep. 15, 2020

Holders of shares of the Series A Preferred Stock are entitled to receive cumulative cash dividends at the rate of 11% per annum of the $25.00 per share liquidation preference (equivalent to $2.75 per annum per share). Dividends on the Series A Preferred Stock are cumulative and payable monthly on the 15th day of each month; provided that if any dividend payment date is not a business day, then the dividend may be paid on the next succeeding business day. Dividends are payable to holders of record on the applicable record date, which shall be the last day of the calendar month, whether or not a business day.

About MTBCP

MTBC’s Series A Preferred Stock trades on the NASDAQ Global Market under the ticker symbol “MTBCP.” Commencing on or after November 4, 2020, the Company may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. Upon the occurrence of a Change of Control, the Company may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

About MTBC

MTBC is a healthcare information technology company that provides a full suite of proprietary cloud-based solutions, together with related business services, to healthcare providers and hospitals throughout the United States. Our Software-as-a-Service (or SaaS) platform includes revenue cycle management (RCM), practice management (PM), electronic health record (EHR), telehealth and patient experience management (PXM) solutions for high-performance medical groups. MTBC helps clients increase financial and operational performance, streamline clinical workflows and make better business and clinical decisions, allowing them to improve patient care while reducing administrative burdens and operating costs. MTBC’s common stock trades on the Nasdaq Global Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the Nasdaq Global Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.MTBC.com.

Follow MTBC on LinkedIn, Twitter and Facebook.

Disclaimer

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

Forward Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of the Covid-19 pandemic on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the Covid-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE MTBC

Company Contact:
Bill Korn
Chief Financial Officer
MTBC, Inc.
bkorn@mtbc.com

Investor Contact:
Matt Kreps, Managing Director
Darrow Associates Investor Relations
mkreps@darrowir.com
(214) 597-8200